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                                                                   Exhibit 10.15


                           RECEIVABLES SALE AGREEMENT


                            dated as of May 10, 2002,

                                      AMONG


                                 THE ORIGINATORS
                                  NAMED HEREIN

                                       AND

                            PDC FUNDING COMPANY, LLC,
                                    as Buyer

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                           RECEIVABLES SALE AGREEMENT

                  THIS RECEIVABLES SALE AGREEMENT, dated as May 10, 2002, is by and among Patterson Dental Supply, Inc., a Minnesota corporation ("PDSI"), Webster Veterinary Supply, Inc., a Minnesota corporation ("Webster" and, together with PDSI, the "Originators" and each, an "Originator") and PDC Funding Company, LLC, a Minnesota limited liability company ("Buyer"). Unless defined elsewhere herein, capitalized terms used in this Agreement shall have the meanings assigned to such terms in Exhibit I hereto (or, if not defined in Exhibit I hereto, the meaning assigned to such term in Exhibit I to the Purchase Agreement).

                             PRELIMINARY STATEMENTS

                  Each Originator now owns, and from time to time hereafter will own, Originated Receivables. Each Originator wishes to sell and assign to Buyer, and Buyer wishes to purchase from such Originator, all of such Originator's right, title and interest in and to certain of such Originated Receivables, together with the Related Security and Collections with respect thereto.

                  Each Originator and Buyer intend the transactions contemplated hereby to be true sales of the Receivables from such Originator to Buyer, providing Buyer with the full benefits of ownership of the Receivables, and neither of the Originators nor Buyer intends these transactions to be, or for any purpose to be characterized as, loans from Buyer to any Originator.

                  Following each purchase of Receivables from the Originators, Buyer will sell undivided interests therein and in the associated Related Security and Collections pursuant to that certain Receivables Purchase Agreement dated as of May 10, 2002 (as the same may from time to time hereafter be amended, supplemented, restated or otherwise modified, the "Purchase Agreement") among Buyer, the Servicer (as defined therein), the Conduit (as defined therein), the financial institutions from time to time party thereto as "Financial Institutions" and Bank One, NA (Main Office Chicago), as agent for the Conduit and Financial Institutions or any successor agent appointed pursuant to the terms of the Purchase Agreement (in such capacity, the "Agent").

                                    AGREEMENT

                  NOW, THEREFORE, in consideration of the foregoing premises and the mutual agreements herein contained and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

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                                                      RECEIVABLES SALE AGREEMENT

                                    ARTICLE I
                        AMOUNTS AND TERMS OF THE PURCHASE

                  Section 1.1 Purchases of Receivables.

                          (a) Agreement to Sell and Purchase. (i) Upon the terms
and subject to the conditions set forth herein, each Originator may, at its option from time to time, sell, assign, transfer and convey to Buyer, without recourse (except to the extent expressly provided herein), and Buyer may, at its option, purchase from such Originator, all of Originator's right, title and interest in, to and under certain Originated Receivables owned by such Originator, together, in each case, with all Related Security and Collections with respect thereto. In connection with the payment of the Purchase Price for any Receivables, Buyer may request that Originator selling such Receivables deliver, and such Originator shall deliver, such approvals, opinions, information, reports or documents as Buyer may reasonably request.

                              (ii) Not less than two Business Days prior to each
date on which any Originator proposes to sell Originated Receivables to Buyer, such Originator shall deliver to Buyer (i) a notice that such Originator proposes to sell to Buyer, on the specified Purchase Date, Originated Receivables, and (ii) an executed Sale Assignment, to which shall be attached a schedule of the Originated Receivables to be sold on such Purchase Date, identified at least by contract number, Obligor and principal amount outstanding as of such Purchase Date or any other date identified in such Sale Assignment. Effective upon Buyer's acceptance of such Sale Assignment, such Originator does hereby sell to Buyer without recourse (except to the extent expressly provided herein), and Buyer does hereby purchase or acquire, from such Originator, all of Originator's right, title and interest in and to the Originated Receivables identified in such Sale Assignment. The schedule attached to the first Sale Assignment delivered pursuant to this Section 1.1(a)(ii) shall be deemed to be Schedule B to this Agreement (and this Agreement shall be deemed, automatically and without further action by any Person, supplemented and modified thereby) and each schedule attached to any Sale Assignment thereafter delivered pursuant to this Section 1.1(a)(ii) shall be deemed to amend and supplement Schedule B hereto. Buyer shall be obligated to pay the Purchase Price for the Receivables purchased hereunder in accordance with Section 1.2.

                          (b) It is the intention of the parties hereto that
each Purchase of Receivables made hereunder shall constitute a sale, which sale is absolute and irrevocable and provides Buyer with the full benefits of ownership of the Receivables. Except for the Purchase Price Credits owed pursuant to Section 1.3, each sale of Receivables hereunder is made without recourse to any Originator; provided, however, that (i) each Originator shall be liable to Buyer for all representations, warranties, covenants and indemnities made by such Originator pursuant to the terms of the Transaction Documents to which such Origina-

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                                                      RECEIVABLES SALE AGREEMENT

tor is a party, and (ii) such sale does not constitute and is not intended to result in an assumption by Buyer or any assignee thereof of any obligation of any Originator or any other Person arising in connection with the Receivables, the related Contracts and/or other Related Security or any other obligations of any Originator. In view of the intention of the parties hereto that the Purchases of Receivables made hereunder shall constitute sales of such Receivables rather than loans secured thereby, each Originator agrees that it will, on or prior to the date hereof and in accordance with Section 4.1(e)(ii), mark its master data processing records relating to the Receivables with a legend acceptable to Buyer and to the Agent (as Buyer's assignee), evidencing that Buyer has purchased such Receivables as provided in this Agreement and to note in its financial statements that its Receivables have been sold to Buyer. Upon the request of Buyer or the Agent (as Buyer's assignee), each Originator will execute and file such financing or continuation statements, or amendments thereto or assignments thereof, and such other instruments or notices, as may be necessary or appropriate to perfect and maintain the perfection of Buyer's ownership interest in the Receivables and the Related Security and Collections with respect thereto, or as Buyer or the Agent (as Buyer's assignee) may reasonably request.

                  Section 1.2 Payment for the Purchase.

                          (a) The Purchase Price for any Purchase of Receivables
hereunder shall be payable in full by Buyer to the Originator of such Receivables in accordance with Section 1.2(b), and shall be paid to such Originator in the following manner:

                                       (i)  by delivery of immediately available
         funds, to the extent of funds made available to Buyer in connection with its subsequent sale of an interest in such Receivables to the Purchasers under the Purchase Agreement or other cash on hand; and

                                       (ii) the balance, by delivery of the
         proceeds of a subordinated revolving loan from such Originator to Buyer (a "Subordinated Loan") in an amount not to exceed the least of (A) the remaining unpaid portion of such Purchase Price, (B) the maximum Subordinated Loan that could be borrowed without rendering Buyer's Net Worth less than the Required Capital Amount and (C) the maximum Subordinated Loan that could be borrowed without rendering the Net Value less than the aggregate outstanding principal balance of the Subordinated Loans (including the Subordinated Loan proposed to be made on such date). Each Originator is hereby authorized by Buyer to endorse on the schedule attached to its Subordinated Note an appropriate notation evidencing the date and amount of each advance thereunder, as well as the date of each payment with respect thereto, provided that the failure to make such notation shall not affect any obligation of Buyer thereunder.

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                                                      RECEIVABLES SALE AGREEMENT

Subject to the limitations set forth in Section 1.2(a)(ii), each Originator irrevocably agrees to advance each Subordinated Loan requested by Buyer on or prior to the Termination Date. The Subordinated Loans shall be evidenced by, and shall be payable in accordance with the terms and provisions of the Subordinated Notes and shall be payable solely from funds which Buyer is not required under the Purchase Agreement to set aside for the benefit of, or otherwise pay over to, the Purchasers.

                        (b) The Purchase Price for each Receivable purchased hereunder shall be due and payable in full by Buyer to the Originator of such Receivable on the Purchase Date for such Receivable, provided that settlement of the Purchase Price between Buyer and each Originator shall be effected on the next occurring Settlement Date (or, if the Purchase Date is a Settlement Date, on such Settlement Date). In addition, increases or decreases in the amount owing under the Subordinated Notes made pursuant to Section 1.2(a) shall be deemed to have occurred and shall be effective as of the next Settlement Date to occur after such increase or decrease.

                Section 1.3  Purchase Price Credit Adjustments. If on any day:

                        (a)  the Outstanding Balance of a Receivable is:

                                   (i)  reduced as a result of any defective or
         rejected or returned goods or services, any discount or any adjustment or otherwise by the Originator of such Receivable (other than cash Collections on account of the Receivables),

                                   (ii) reduced or canceled as a result of a
         setoff in respect of any claim by any Person (whether such claim arises out of the same or a related transaction or an unrelated transaction), or

                        (b) any of the representations and warranties set forth in Article II are not true when made or deemed made with respect to any Receivable, or

                        (c) the Related Equipment for any Receivable is Repossessed and sold for less than the fair market value of such Related Equipment,

then, in such event, Buyer shall be entitled to a credit (each, a "Purchase Price Credit") against the Purchase Price otherwise payable hereunder to the Originator of such Receivable equal to (i) in the case of clause (a) above, the amount of such reduction or cancellation, (ii) in the case of clause (b) above, the Outstanding Balance of such Receivable and in the case of clause (c) above, the difference between the fair market value of the Repossessed Related Equipment and the gross proceeds received upon the sale of such Repossessed Related

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                                                      RECEIVABLES SALE AGREEMENT

Equipment. If such Purchase Price Credit exceeds the Purchase Price on any day, then such Originator shall pay the remaining amount of such Purchase Price Credit in cash immediately, provided that if the Termination Date has not occurred, such Originator shall be allowed to deduct the remaining amount of such Purchase Price Credit from any indebtedness owed to it under such Originator's Subordinated Note.

                  Section 1.4 Payments and Computations, Etc. All amounts to be paid or deposited by Buyer hereunder shall be paid or deposited in accordance with the terms hereof on the day when due in immediately available funds to the account of the applicable Originator as designated from time to time by such Originator or as otherwise directed by such Originator. In the event that any payment owed by any Person hereunder becomes due on a day that is not a Business Day, then such payment shall be made on the next succeeding Business Day. If any Person fails to pay any amount hereunder when due, such Person agrees to pay, on demand, the Default Fee in respect thereof until paid in full; provided, however, that such Default Fee shall not at any time exceed the maximum rate permitted by applicable law. All computations of interest payable hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first but excluding the last day) elapsed.

                  Section 1.5 Transfer of Records.

                          (a) In connection with each Purchase of Receivables
hereunder, each Originator hereby sells, transfers, assigns and otherwise conveys to Buyer all of such Originator's right and title to and interest in the Records relating to all Receivables sold hereunder, without the need for any further documentation in connection with the Purchase. In connection with such transfer, each Originator hereby grants to each of Buyer, the Agent and the Servicer an irrevocable, non-exclusive license to use, without royalty or payment of any kind, all software used by such Originator to account for its Receivables, to the extent necessary to administer such Receivables, whether such software is owned by such Originator or is owned by others and used by such Originator under license agreements with respect thereto, provided that should the consent of any licensor of such software be required for the grant of the license described herein, to be effective, such Originator hereby agrees that upon the request of Buyer (or Buyer's assignee), such Originator will use its reasonable efforts to obtain the consent of such third-party licensor. The license granted hereby shall be irrevocable until the indefeasible payment in full of the Aggregate Unpaids, and shall terminate on the date this Agreement terminates in accordance with its terms.

                          (b) Each Originator (i) shall take such action
requested by Buyer and/or the Agent (as Buyer's assignee), from time to time hereafter, that may be necessary or appropriate to ensure that Buyer and its assigns under the Purchase Agreement have an enforceable ownership interest in the Records relating to the Receivables purchased from such Originator hereunder, and (ii) shall use its reasonable efforts to ensure that Buyer, the

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                                                      RECEIVABLES SALE AGREEMENT

Agent and the Servicer each has an enforceable right (whether by license or sublicense or otherwise) to use all of the computer software used to account for the Receivables and/or to recreate such Records.

                  Section 1.6 Characterization. If, notwithstanding the intention of the parties expressed in Section 1.1(b), any sale by any Originator to Buyer of Receivables hereunder shall be characterized as a secured loan and not a sale or such sale shall for any reason be ineffective or unenforceable, then this Agreement shall be deemed to constitute a security agreement under the UCC and other applicable law. For this purpose and without being in derogation of the parties' intention that the sale of Receivables hereunder shall constitute a true sale thereof, each Originator hereby grants to Buyer a duly perfected security interest in all of such Originator's right, title and interest in, to and under all Receivables now existing and hereafter arising, all Collections and Related Security with respect thereto, each Lock-Box, P.O. Box and Collection Account, all other rights and payments relating to such Originator's Receivables and all proceeds of the foregoing to secure the prompt and complete payment of a loan deemed to have been made in an amount equal to the aggregate Purchase Price of the Receivables together with all other obligations of such Originator hereunder, which security interest shall be prior to all other Adverse Claims thereto. Buyer and its assigns shall have, in addition to the rights and remedies which they may have under this Agreement, all other rights and remedies provided to a secured creditor under the UCC and other applicable law, which rights and remedies shall be cumulative.

                                   ARTICLE II
                         REPRESENTATIONS AND WARRANTIES

                  Section 2.1 Representations and Warranties of Originator. Each Originator hereby represents and warrants to Buyer on the date hereof and on the date of each Purchase that:

                          (a) Corporate Existence and Power. Such Originator is
a corporation, duly organized and validly existing and in good standing under the laws of its state of incorporation. Each such Originator is duly qualified to do business and is in good standing as a foreign corporation, and has and holds all corporate power and all governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is conducted, except where the failure to be so qualified or to have and hold such governmental licenses, authorizations, consents and approvals could not reasonably be expected to have a Material Adverse Effect.

                          (b) Power and Authority; Due Authorization, Execution
and Delivery. The execution and delivery by such Originator of this Agreement and each other Transaction Document to which it is a party, and the performance of its obligations

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                                                      RECEIVABLES SALE AGREEMENT

hereunder and thereunder and such Originator's use of the proceeds of each Purchase from such Originator made hereunder, are within its corporate powers and authority, and have been duly authorized by all necessary corporate action on its part. This Agreement and each other Transaction Document to which such Originator is a party has been duly executed and delivered by such Originator.

                  (c) No Conflict. The execution and delivery by such Originator of this Agreement and each other Transaction Document to which it is a party, and the performance of its obligations hereunder and thereunder do not contravene or violate (i) its certificate or articles of incorporation or by-laws (or equivalent organizational documents) or any shareholder agreements, voting trusts or similar arrangements applicable to any of its authorized shares, (ii) any law, rule or regulation applicable to it, (iii) any restrictions under any agreement, contract or instrument to which it is a party or by which it or any of its property is bound, or (iv) any order, writ, judgment, award, injunction or decree binding on or affecting it or its property, and do not result in the creation or imposition of any Adverse Claim on assets of such Originator or its Subsidiaries (except as created hereunder). No transaction contemplated hereby requires compliance with any bulk sales act or similar law.

                  (d) Governmental Authorization. Other than the filing of the financing statements required hereunder, no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution and delivery by such Originator of this Agreement and each other Transaction Document to which it is a party and the performance of its obligations hereunder and thereunder.

                  (e) Actions, Suits. There are no actions, suits or proceedings pending, or to the best of such Originator's knowledge, threatened, against or affecting such Originator, or any of its properties, in or before any court, arbitrator or other body, that could reasonably be expected to have a Material Adverse Effect. Such Originator is not in default with respect to any order of any court, arbitrator or governmental body.

                  (f) Binding Effect. This Agreement and each other Transaction Document to which such Originator is a party constitute the legal, valid and binding obligations of such Originator enforceable against such Originator in accordance with their respective terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

                  (g) Accuracy of Information. All information heretofore furnished by such Originator or any of its Affiliates to Buyer (or its assigns) for purposes of or in connection with this Agreement, any of the other Transaction Documents or any

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                                                      RECEIVABLES SALE AGREEMENT

transaction contemplated hereby or thereby is, and all such information hereafter furnished by such Originator or any of its Affiliates to Buyer (or its assigns) will be, true and accurate in every material respect on the date such information is stated or certified and does not and will not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein not materially misleading.

                  (h) Use of Proceeds. No proceeds of any Purchase hereunder will be used (i) for a purpose that violates, or would be inconsistent with, any law, rule or regulation applicable to such Originator or (ii) to acquire any security in any transaction which is subject to Section 12, 13 or 14 of the Securities Exchange Act of 1934, as amended.

                  (i) Good Title. Immediately prior to each Purchase hereunder, such Originator (i) is the legal and beneficial owner of the Receivables to be sold by such Originator hereunder, and (ii) is the legal and beneficial owner of the Related Security with respect thereto or possesses a valid and perfected security interest therein, in each case, free and clear of any Adverse Claim, except as created by the Transaction Documents. There have been duly filed all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect such Originator's ownership interest in each Receivable, its Collections and the Related Security.

                  (j) Perfection. This Agreement, together with the filing of the financing statements contemplated hereby and the executed Sale Assignments, is effective to transfer to Buyer (and Buyer shall acquire from such Originator)
(i) legal and equitable title to, with the right to sell and encumber, each Receivable existing or hereafter arising, together with the Collections with respect thereto, and (ii) all of such Originator's right, title and interest in the Related Security associated with each Receivable, in each case, free and clear of any Adverse Claim, except as created by the Transactions Documents. There have been duly filed all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect Buyer's ownership interest in the Receivables, the Related Security and the Collections.

                  (k) Jurisdiction of Organization; Places of Business; etc.
Exhibit II correctly sets forth such Originator's legal name, jurisdiction of organization, Federal Employer's Identification Number and State Organizational Identification Number. Such Originator's principal places of business and chief executive office and the offices where it keeps all of its Records are located at the address(es) listed on Exhibit II or such other locations of which Buyer has been notified in accordance with Section 4.2(a) in jurisdictions where all action required by Section 4.1(g) or Section 7.3(a) has been taken and completed. Such Originator has not, within the period of one year prior to the date hereof, (i) changed the location of its principal place of business or chief executive office or,

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                                                      RECEIVABLES SALE AGREEMENT

except as set forth on Exhibit II, its organizational structure, (ii) changed its legal name, (iii) except as set forth on Exhibit II, become a "new debtor" (within the meaning of Section 9-102(a)(56) of the UCC in effect in the State of Minnesota) or (iv) changed its jurisdiction of organization. Such Originator is a "registered organization" (within the meaning of Section 9-102 of the UCC as in effect in the State of Minnesota).

                  (l) Collections. The conditions and requirements set forth in
Section 4.1(i) have at all times been satisfied and duly performed. The names and addresses of all Collection Banks, together with the account numbers of the Collection Accounts at each Collection Bank and the post office box number of each Lock-Box or P.O. Box, are listed on Exhibit III. Such Originator has not granted any Person, other than Buyer (and its assigns) dominion and control or "control" (within the meaning of Section 9-104 of the UCC of all applicable jurisdictions) of any Lock-Box, P.O. Box or Collection Account, or the right to take dominion and control or "control" (within the meaning of Section 9-104 of the UCC of all applicable jurisdictions) of any such Lock-Box, P.O. Box or Collection Account at a future time or upon the occurrence of a future event. Such Originator has taken all steps necessary to ensure that Buyer (or its assigns) has "control" (within the meaning of Section 9-104 of the UCC of all applicable jurisdictions) over all Collection Accounts. Such Originator has the ability to identify, within one Business Day of deposit, all amounts that are deposited to any First-Tier Account as constituting Collections or non-Collections.

                  (m) Material Adverse Effect. Since January 26, 2002, no event has occurred that would have a Material Adverse Effect.

                  (n) Names. In the past five (5) years, such Originator has not used any corporate or other names, trade names or assumed names other than as listed on Exhibit II.

                  (o) Ownership of Buyer. PDCo owns 100% of the issued and outstanding membership units of Buyer, free and clear of any Adverse Claim. Such membership units are validly issued, fully paid and nonassessable, and there are no options, warrants or other rights to acquire securities of Buyer.

                  (p) Not a Holding Company or an Investment Company. Such Originator is not a "holding company" or a "subsidiary holding company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended, or any successor statute. Such Originator is not and, after giving effect to the transactions contemplated hereby, will not be required to be registered as, an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or any successor statute.

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                                                      RECEIVABLES SALE AGREEMENT

                  (q) Compliance with Law. Such Originator has complied in all respects with all applicable laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect. Each Receivable, together with any Contract related thereto, does not contravene any laws, rules or regulations applicable thereto (including, without limitation, laws, rules and regulations relating to truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy), and no part of such Contract is in violation of any such law, rule or regulation.

                  (r) Compliance with Credit and Collection Policies. Such Originator has complied in all material respects with such Originator's Credit and Collection Policy with regard to each Receivable and any related Contract, and has not made any material change to such Credit and Collection Policy, except such material change as to which Buyer (or its assigns) has been notified in accordance with Section 4.1(a)(vii).

                  (s) Payments to Originator. With respect to each Receivable transferred to Buyer by such Originator hereunder, the Purchase Price received by such Originator constitutes reasonably equivalent value in consideration therefor and such transfer was not made for or on account of an antecedent debt. No transfer by such Originator of any Receivable hereunder is or may be voidable under any section of the Federal Bankruptcy Code.

                  (t) Enforceability of Contracts. Each Contract with respect to each Receivable sold by such Originator hereunder is effective to create, and has created, a legal, valid and binding obligation of the related Obligor to pay the Outstanding Balance of the Receivable created thereunder and any accrued interest thereon, enforceable against the Obligor in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

                  (u) Eligible Receivables. Each Receivable sold by such Originator hereunder and included at any time in the Net Receivables Balance as an Eligible Receivable was, on its Purchase Date, an Eligible Receivable.

                  (v) Accounting. The manner in which such Originator accounts for the transactions contemplated by this Agreement does not jeopardize the characterization of the transactions contemplated herein as being true sales.

                  (w) No Adverse Selection. To the extent that such Originator has retained Originated Receivables that would be Eligible Receivables but which have not been

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                                                      RECEIVABLES SALE AGREEMENT

transferred to Buyer hereunder, such Originator has not selected those Originated receivables to be transferred hereunder in any manner that materially adversely affects Buyer.

                                   ARTICLE III
                             CONDITIONS OF PURCHASE

               Section 3.1 Conditions Precedent to Purchase. The initial Purchase under this Agreement is subject to the conditions precedent that (a) Buyer shall have received on or before the date of such Purchase those documents listed on Schedule A and (b) all of the conditions precedent to the initial Incremental Purchase under the Purchase Agreement shall have been satisfied or waived in accordance with the terms thereof.

               Section 3.2 Conditions Precedent to Subsequent Payments. Buyer's obligation to pay for Receivables on any Purchase Date shall be subject to the further conditions precedent that (a) the Facility Termination Date shall not have occurred; (b) Buyer (or its assigns) shall have received the notice required pursuant to Section 1.1(a)(ii), an executed Sale Assignment and such other approvals, opinions or documents as it may reasonably request and (c) on the Purchase Date for such Receivables, the following statements shall be true (and acceptance of the proceeds by any Originator of any payment for such Receivable shall be deemed a representation and warranty by such Originator that such statements are then true):

                         (i) the representations and warranties of such Originator set forth in Article II are true and correct on and as of such Purchase Date (and after giving effect to the Purchase consummated thereon) as though made on and as of such date; and

                         (ii) no event has occurred and is continuing that will constitute a Termination Event or a Potential Termination Event.

Notwithstanding the foregoing conditions precedent, upon payment of the Purchase Price for any Receivable (whether by payment of cash, through an increase in the amounts outstanding under the Subordinated Notes and/or by offset of amounts owed to Buyer), title to such Receivable and the Related Security and Collections with respect thereto shall vest in Buyer, whether or not the conditions precedent to Buyer's obligation to pay for such Receivable were in fact satisfied. The failure of any Originator to satisfy any of the foregoing conditions precedent, however, shall give rise to a right of Buyer to rescind the related purchase and direct such Originator to pay to Buyer an amount equal to the Purchase Price that shall have been paid with respect to any Receivables related thereto.

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                                   ARTICLE IV
                                    COVENANTS

               Section 4.1 Affirmative Covenants of the Originators. Until the date on which this Agreement terminates in accordance with its terms, each Originator hereby covenants as set forth below:

                    (a) Financial Reporting. Such Originator will maintain, for itself and each of its Subsidiaries, a system of accounting established and administered in accordance with GAAP, and furnish to Buyer (and its assigns):

                              (i)   Annual Reporting. Within 90 days after the
     close of each of its fiscal years, audited, unqualified consolidated financial statements (which shall include balance sheets, statements of income and retained earnings and a statement of cash flows) for PDCo and its consolidated Subsidiaries for such fiscal year certified in a manner acceptable to Buyer (or its assigns) by independent public accountants acceptable to Buyer (or its assigns). Delivery within the time period specified above of PDCo's annual report on Form 10-K for such fiscal year (together with PDCo's annual report to shareholders, if any, prepared pursuant to Rule 14a-3 under the Securities Exchange Act of 1934, as amended) prepared in accordance with the requirements therefor and filed with the Securities and Exchange Commission, shall be deemed to satisfy the requirements of this Section 4.1(a)(i), provided, that the report of the independent public accounts contained therein is acceptable to the Agent.

                              (ii)  Quarterly Reporting. Within 45 days after
     the close of the first three (3) quarterly periods of each of its fiscal years, balance sheets of PDCo as at the close of each such period and statements of income and retained earnings and a statement of cash flows for PDCo for the period from the beginning of such fiscal year to the end of such quarter, all certified by its chief financial officer. Delivery within the time period specified above of PDCo's quarterly report on Form 10-Q for such fiscal quarter prepared in accordance with the requirements therefor and filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this Section 4.1(a)(ii).

                              (iii) Compliance Certificate. Together with the
     financial statements required hereunder, a compliance certificate in substantially the form of Exhibit IV signed by such Originator's Authorized Officer and dated the date of such annual financial statement or such quarterly financial statement, as the case may be.

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                                                      RECEIVABLES SALE AGREEMENT

                              (iv)   Shareholder Statements and Reports.
     Promptly upon the furnishing thereof to the shareholders of PDCo or such Originator, copies of all financial statements, reports and proxy statements so furnished.

                              (v)    S.E.C. Filings. Promptly upon the filing
     thereof, copies of all registration statements and annual, quarterly, monthly or other regular reports which PDCo or such Originator or any of their respective Subsidiaries files with the Securities and Exchange Commission.

                              (vi)   Copies of Notices. Promptly upon its
     receipt of any notice, request for consent, financial statements, certification, report or other communication under or in connection with any Transaction Document from any Person other than Buyer, the Agent or the Conduit, copies of the same.

                              (vii)  Change in Credit and Collection Policies.
     At least thirty (30) days prior to the effectiveness of any material change in or material amendment to such Originator's Credit and Collection Policy, a copy of such Originator's Credit and Collection Policy then in effect and a notice (A) indicating such change or amendment, and (B) if such proposed change or amendment would be reasonably likely to adversely affect the collectibility of the Receivables of such Originator or decrease the credit quality of any newly created Receivables of such Originator, requesting Buyer's consent thereto.

                              (viii) Other Information. Promptly, from time to
     time, such other information, documents, records or reports relating to the Receivables or the condition or operations, financial or otherwise, of such Originator as Buyer (or its assigns) may from time to time reasonably request in order to protect the interests of Buyer (and its assigns) under or as contemplated by this Agreement.

                    (b) Notices. Such Originator will notify the Buyer (or its assigns) in writing of any of the following promptly upon learning of the occurrence thereof, describing the same and, if applicable, the steps being taken with respect thereto:

                              (i)    Termination Events or Potential Termination
     Events. The occurrence of each Termination Event and each Potential Termination Event, by a statement of an Authorized Officer of such Originator.

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                                                      RECEIVABLES SALE AGREEMENT

                              (ii)   Judgment and Proceedings. (1) The entry of
     any judgment or decree against such Originator or any of its Subsidiaries if the aggregate amount of all judgments and decrees then outstanding exceeds $1,000,000, and (2) the institution of any litigation, arbitration proceeding or governmental proceeding against such Originator that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

                              (iii)  Material Adverse Effect. The occurrence of
     any event or condition that has had, or could reasonably be expected to have, a Material Adverse Effect.

                              (iv)   Defaults Under Other Agreements. The
     occurrence of a default or an event of default under any other financing arrangement pursuant to which such Originator is a debtor or an obligor.

                              (v)    Downgrade of PDCo or an Originator. Any
     downgrade in the rating of any Indebtedness of PDCo or any Originator by Standard & Poor's Ratings Services or by Moody's Investors Service, Inc., setting forth the Indebtedness affected and the nature of such change.

                         (c) Compliance with Laws and Preservation of Corporate Existence. Such Originator will comply in all respects with all applicable laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect. Such Originator will preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified in good standing as a foreign corporation in each jurisdiction where its business is conducted, except where the failure to so preserve and maintain any such rights, franchises or privileges or to so qualify could not reasonably be expected to have a Material Adverse Effect.

                         (d) Audits. Such Originator will furnish to Buyer (or its assigns) from time to time such information with respect to it and the Receivables as Buyer (or its assigns) may reasonably request. Such Originator will, from time to time during regular business hours as requested by Buyer (or its assigns), upon reasonable notice and at the sole cost of such Originator, permit Buyer (or its assigns) or their respective agents or representatives, (i) to examine and make copies of and abstracts from all Records in the possession or under the control of such Originator relating to the Receivables of such Originator and the Related Security, including, without limitation, the related Contracts, and

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

                                                      RECEIVABLES SALE AGREEMENT

(ii) to visit the offices and properties of such Originator for the purpose of examining such materials described in clause (i) above, and to discuss matters relating to such Originator's financial condition or the Receivables of such Originator and the Related Security or such Originator's performance under any of the Transaction Documents or such Originator's performance under the Contracts and, in each case, with any of the officers or employees of such Originator having knowledge of such matters.

                    (e)   Keeping and Marking of Records and Books.

                              (i)    Such Originator will maintain and implement
     administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Receivables in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all Receivables (including, without limitation, records adequate to permit the immediate identification of each new Receivable and all Collections of and adjustments to each existing Receivable). Such Originator will give Buyer (or its assigns) notice of any material change in the administrative and operating procedures referred to in the previous sentence.

                              (ii)   Such Originator will (A) on or prior to the
     date hereof, mark its master data processing records and other books and records relating to the Receivables of such Originator with a legend, acceptable to Buyer (or its assigns), describing Buyer's ownership interests in the Receivables and further describing the Purchaser Interests of the Agent (on behalf of the Purchasers) under the Purchase Agreement and
     (B) upon the request of Buyer (or its assigns), (x) mark each Contract with a legend describing Buyer's ownership interests in the Receivables of such Originator and further describing the Purchaser Interests of the Agent (on behalf of the Purchasers) and (y) deliver to Buyer (or its assigns) all Contracts (including, without limitation, all multiple originals of any such Contract) relating to the Receivables.

                    (f) Compliance with Contracts and Credit and Collection Policies. Such Originator will timely and fully (i) perform and comply with all provisions, covenants and other promises required to be observed by it under the Contracts related to the Receivables of such Originator and (ii) comply in all respects with the Credit and Collection Policy in regard to each Receivable and the related Contract.

                    (g) Ownership. Such Originator will take all necessary action to establish and maintain, irrevocably in Buyer, (A) legal and equitable title to the Receivables

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                                                      RECEIVABLES SALE AGREEMENT

of such Originator and the Collections and (B) all of such Originator's right, title and interest in the Related Security associated with the Receivables of such Originator, in each case, free and clear of any Adverse Claims other than Adverse Claims in favor of Buyer (and its assigns) (including, without limitation, the filing of all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect Buyer's interest in such Receivables, Related Security and Collections and such other action to perfect, protect or more fully evidence the interest of Buyer as Buyer (or its assigns) may reasonably request).

                    (h) Purchasers' Reliance. Each Originator acknowledges that the Agent and the Purchasers are entering into the transactions contemplated by the Purchase Agreement in reliance upon Buyer's identity as a legal entity that is separate from such Originator and any Affiliates thereof. Therefore, from and after the date of execution and delivery of this Agreement, such Originator will take all reasonable steps including, without limitation, all steps that Buyer or any assignee of Buyer may from time to time reasonably request to maintain Buyer's identity as a separate legal entity and to make it manifest to third parties that Buyer is an entity with assets and liabilities distinct from those of such Originator and any Affiliates thereof and not just a division of such Originator or any such Affiliate. Without limiting the generality of the foregoing and in addition to the other covenants set forth herein, such Originator (i) will not hold itself out to third parties as liable for the debts of Buyer nor purport to own the Receivables and other assets acquired by Buyer,
(ii) will take all other actions necessary on its part to ensure that Buyer is at all times in compliance with the covenants set forth in Section 7.1(i) of the Purchase Agreement and (iii) will cause all tax liabilities arising in connection with the transactions contemplated herein or otherwise to be allocated between such Originator and Buyer on an arm's-length basis and in a manner consistent with the procedures set forth in U.S. Treasury Regulations "1.1502-33(d) and 1.1552-1.

                    (i) Collections. Such Originator will cause (1) all items from all P.O. Boxes to be processed and deposited into a Collection Account within 1 Business Day after receipt in a P.O. Box, all ACH Receipts to be deposited immediately to a Collection Account and all proceeds from all Lock-Boxes to be directly deposited by a Collection Bank into a Collection Account, (2) all Collections deposited to any First-Tier Account to be electronically swept or otherwise transferred to the Second-Tier Account within 1 Business Day after deposit to such First-Tier Account, and (3) each Lock-Box, P.O. Box and Collection Account to be subject at all times to a Collection Account Agreement that is in full force and effect. In the event any payments relating to Receivables are remitted directly to such Originator or any Affiliate of such Originator, such Originator will remit such payments (or will cause all such payments to be remitted) directly to a Collection Bank for deposit into a Collection Account within one (1) Business Day following receipt thereof and, at all times prior to such remittance, such Originator will itself hold such payments or, if applicable, will cause such payments to be held, in trust for the exclusive benefit of Buyer

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

                                                      RECEIVABLES SALE AGREEMENT

and its assigns. Such Originator will transfer exclusive ownership, dominion and control (including "control" within the meaning of Section 9-104 of the UCC of all applicable jurisdictions) of each Lock-Box, P.O. Box and Collection Account to Buyer and will not grant the right to take dominion and control or grant "control" (within the meaning of Section 9-104 of the UCC of all applicable jurisdictions) of any Lock-Box, P.O. Box or Collection Account at a future time or upon the occurrence of a future event to any Person, except to Buyer (or its assigns) as contemplated by this Agreement and the Purchase Agreement.

                    (j) Taxes. Such Originator will file all tax returns and reports required by law to be filed by it and promptly pay all taxes and governmental charges at any time owing. Such Originator will pay when due any taxes payable in connection with the Receivables of such Originator, exclusive of taxes on or measured by income or gross receipts of Buyer and its assigns.

                    (k) Insurance. Such Originator will maintain in effect, or cause to be maintained in effect, at such Originator's own expense, such casualty and liability insurance as such Originator deems appropriate in its good faith business judgment. Buyer and the Agent, for the benefit of the Purchasers, shall be named as additional insureds with respect to all such liability insurance maintained by such Originator. Such Originator will pay, or cause to be paid, the premiums therefor and deliver to Buyer and the Agent evidence satisfactory to Buyer and the Agent of such insurance coverage. Copies of each policy shall be furnished to Buyer, the Agent and any Purchaser in certificated form upon Buyer's, the Agent's or such Purchaser's request.

          Section 4.2 Negative Covenants of the Originators. Until the date on which this Agreement terminates in accordance with its terms, each Originator hereby covenants that:

                    (a) Name Change, Jurisdiction of Organization, Offices and Books of Account. Such Originator will not change its name, jurisdiction of organization, identity, corporate or other organizational structure (within the meaning of Sections 9-503 and/or 9-507 of the UCC of all applicable jurisdictions) or relocate its chief executive office, principal place of business or any office where Records are kept unless it shall have: (i) given Buyer (or its assigns) at least forty-five(45) days' prior written notice thereof and (ii) delivered to Buyer (or its assigns) all financing statements, instruments and other documents requested by Buyer (or its assigns) in connection with such change or relocation acceptable to the Agent.

                    (b) Change in Payment Instructions to Obligors. Such Originator will not add or terminate any bank as a Collection Bank, or make any change in the instructions to Obligors regarding payments to be made to any Lock Box, P.O. Box or

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

                                                      RECEIVABLES SALE AGREEMENT

Collection Account, unless Buyer (or its assigns) shall have received, at least ten (10) days before the proposed effective date therefor, (i) written notice of such addition, termination or change and (ii) with respect to the addition of a Collection Bank or a Collection Account, P.O. Box or Lock-Box, an executed Collection Account Agreement with respect to the new Collection Account or Lock-Box or P.O. Box; provided, however, that such Originator may make changes in instructions to Obligors regarding payments if such new instructions require such Obligor to make payments to another existing Collection Account.

                    (c) Modifications to Contracts and Credit and Collection Policy. Such Originator will not make any change to its Credit and Collection Policy that could adversely affect the collectibility of the Receivables of such Originator, or decrease the credit quality of any newly created Receivables of such Originator. Except as otherwise permitted in its capacity as sub-Servicer pursuant to Article VIII of the Purchase Agreement, such Originator will not extend, amend or otherwise modify the terms of any Receivable or the Contract related thereto other than in accordance with such Originator's Credit and Collection Policy.

                    (d) Sales, Liens. Such Originator will not sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, or create or suffer to exist any Adverse Claim upon (including, without limitation, the filing of any financing statement) or with respect to, any Receivable of such Originator or any Related Security or Collections, or upon or with respect to the Contract under which any Receivable of such Originator arises, or any Lock-Box, P.O. Box or Collection Account, or assign any right to receive income with respect thereto (other than, in each case, the creation of the interests therein in favor of Buyer provided for herein), and such Originator will defend the right, title and interest of Buyer in, to and under any of the foregoing property, against all claims of third parties claiming through or under such Originator. Such Originator shall not create or suffer to exist any mortgage, pledge, security interest, encumbrance, lien, charge or other similar arrangement on any of its inventory the financing or lease of which gives rise to any Receivable of such Originator.

                    (e) No Adverse Selection. To the extent that such Originator has retained Originated Receivables that would be Eligible Receivables but which have not been transferred to Buyer hereunder, such Originator will not select those Originated Receivables to be transferred hereunder in any manner that materially adversely affects Buyer.

                    (f) Accounting for Purchase. Such Originator will not, and will not permit any Affiliate to, account for or treat (whether in financial statements or otherwise) the transactions contemplated hereby in any manner other than the sale of the Receivables of such Originator and the Related Security by such Originator to Buyer or in any other respect account for or treat the transactions contemplated hereby in any manner other than as a sale of the Receivables of such Originator and the Related Security by such

                                                      RECEIVABLES SALE AGREEMENT

Originator to Buyer except to the extent that such transactions are not recognized on account of consolidated financial reporting in accordance with GAAP.

                    (g) Collections. Such Originator will not deposit or otherwise credit, or cause or permit to be so deposited or credited, to the Second-Tier Account, cash or cash proceeds other than Collections. Such Originator will not deposit or otherwise credit, or cause or permit to be so deposited or credited, any Collections or proceeds thereof to any lock-box account or to any other account not covered by a Collection Account Agreement.

                                    ARTICLE V
                               TERMINATION EVENTS

          Section 5.1 Termination Events. The occurrence of any one or more of the following events shall constitute a "Termination Event":

                    (a) Originator shall fail (i) to make any payment or deposit required hereunder when due, or (ii) to perform or observe any term, covenant or agreement hereunder (other than as referred to in clause (i) of this paragraph
(a)) or any other Transaction Document to which it is a party and such failure shall continue for seven (7) consecutive Business Days.

                    (b) Any representation, warranty, certification or statement made by any Originator in this Agreement, any other Transaction Document to which it is a party or in any other document delivered pursuant hereto or thereto shall prove to have been incorrect in any material respect when made or deemed made.

                    (c) Failure of any Originator to pay any Indebtedness when due in excess of $1,000,000; or the default by such Originator in the performance of any term, provision or condition contained in any agreement under which any such Indebtedness was created or is governed, the effect of which is to cause, or to permit the holder or holders of such Indebtedness to cause, such Indebtedness to become due prior to its stated maturity; or any such Indebtedness of such Originator shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled payment) prior to the date of maturity thereof.

                    (d) (i) Any Originator or any of its Subsidiaries shall generally not pay its debts as such debts become due or shall admit in writing its inability to pay its debts generally or shall make a general assignment for the benefit of creditors; or (ii) any proceeding shall be instituted by or against any Originator or any of its Subsidiaries seeking to adjudicate it bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry

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

                                                      RECEIVABLES SALE AGREEMENT

of an order for relief or the appointment of a receiver, trustee or other similar official for it or any substantial part of its property and, solely in the case of a proceeding instituted against (and not by) such Originator, such proceeding is not dismissed within 60 days; or (iii) any Originator or any of its Subsidiaries shall take any corporate action to authorize any of the actions set forth in the foregoing clauses (i) or (ii) of this subsection (d).

                    (e) A Change of Control shall occur.

                    (f) One or more final judgments for the payment of money in an amount in excess of $1,000,000, individually or in the aggregate, shall be entered against any Originator on claims not covered by insurance or as to which the insurance carrier has denied its responsibility, and such judgment shall continue unsatisfied and in effect for fifteen (15) consecutive days without a stay of execution.

          Section 5.2 Remedies. Upon the occurrence and during the continuation of a Termination Event, Buyer may take any of the following actions: (i) declare the Termination Date to have occurred, whereupon the Termination Date shall forthwith occur, without demand, protest or further notice of any kind, all of which are hereby expressly waived by each Originator; provided, however, that upon the occurrence of a Termination Event described in Section 5.1(d), or of an actual or deemed entry of an order for relief with respect to any Originator under the Federal Bankruptcy Code or under any other applicable bankruptcy, insolvency, arrangement, moratorium or similar laws of any other jurisdiction (foreign or domestic), the Termination Date shall automatically occur, without demand, protest or any notice of any kind, all of which are hereby expressly waived by each Originator and (ii) to the fullest extent permitted by applicable law, declare that the Default Fee shall accrue with respect to any amounts then due and owing by each Originator to Buyer. The aforementioned rights and remedies shall be without limitation and shall be in addition to all other rights and remedies of Buyer and its assigns otherwise available under any other provision of this Agreement, by operation of law, at equity or otherwise, all of which are hereby expressly preserved, including, without limitation, all rights and remedies provided under the UCC, all of which rights shall be cumulative.

                                   ARTICLE VI
                                 INDEMNIFICATION

          Section 6.1 Indemnities by the Originators. Without limiting any other rights that Buyer may have hereunder or under applicable law, each Originator hereby agrees to indemnify (and pay upon demand to) Buyer and its assigns (and their respective Affiliates), officers, directors, agents and employees (each an "Indemnified Party") from and against any and all damages, losses, claims, taxes, liabilities, costs, expenses and for all other amounts payable, including reasonable attorneys' fees (which attorneys may be employees of Buyer or any such assign) and disbursements (all of the foregoing being

                                                      RECEIVABLES SALE AGREEMENT

collectively referred to as "Indemnified Amounts") awarded against or incurred by any of them arising out of or as a result of this Agreement or the acquisition, either directly or indirectly, by Buyer of an interest in the Receivables of such Originator, excluding, however:

                    (x) Indemnified Amounts to the extent a final judgment of a court of competent jurisdiction holds that such Indemnified Amounts resulted from gross negligence or willful misconduct on the part of the Indemnified Party seeking indemnification;

                    (y) Indemnified Amounts to the extent the same includes losses in respect of Receivables that are uncollectible on account of the insolvency, bankruptcy or lack of creditworthiness of the related Obligor; or

                    (z) taxes imposed by the jurisdiction in which such Indemnified Party's principal executive office is located, on or measured by the overall net income of such Indemnified Party to the extent that the computation of such taxes is consistent with the characterization for income tax purposes of the acquisition by the Purchasers of Purchaser Interests under the Purchase Agreement as a loan or loans by the Purchasers to Buyer secured by, among other things, the Receivables, the Related Security and the Collections;

provided, however, that nothing contained in this sentence shall limit the liability of any Originator or limit the recourse of Buyer to any Originator for amounts otherwise specifically provided to be paid by such Originator under the terms of this Agreement. Without limiting the generality of the foregoing indemnification, each Originator shall indemnify Buyer for Indemnified Amounts (including, without limitation, losses in respect of uncollectible receivables, regardless of whether reimbursement therefor would constitute recourse to Originator) relating to or resulting from:

                         (i) any representation or warranty made by such Originator (or any officers of such Originator) under or in connection with this Agreement, any other Transaction Document or any other information or report delivered by such Originator pursuant hereto or thereto that shall have been false or incorrect when made or deemed made;

                         (ii) the failure by such Originator, to comply with any applicable law, rule or regulation with respect to any Receivable or Contract related thereto, or the nonconformity of any Receivable or Contract included therein with any such applicable law, rule or regulation or any failure of such Originator to keep or perform any of its obligations, express or implied, with respect to any Contract;

                                                      RECEIVABLES SALE AGREEMENT

                         (iii) any failure of such Originator to perform its duties, covenants or other obligations in accordance with the provisions of this Agreement or any other Transaction Document;

                         (iv) any products liability, personal injury or damage, suit or other similar claim arising out of or in connection with merchandise, insurance or services that are the subject of any Contract or any Receivable;

                         (v) any dispute, claim, offset or defense (other than discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Receivable of such Originator (including, without limitation, a defense based on such Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of the merchandise or service related to such Receivable or the furnishing or failure to furnish such merchandise or services;

                         (vi) the commingling of Collections of Receivables of such Originator at any time with other funds;

                         (vii) any investigation, litigation or proceeding related to or arising from this Agreement or any other Transaction Document, the transactions contemplated hereby, the use of the proceeds of any Purchase, the ownership of the Receivables of such Originator or any other investigation, litigation or proceeding relating to such Originator in which any Indemnified Party becomes involved as a result of any of the transactions contemplated hereby;

                         (viii) any inability to litigate any claim against any Obligor in respect of any Receivable of such Originator as a result of such Obligor being immune from civil and commercial law and suit on the grounds of sovereignty or otherwise from any legal action, suit or proceeding;

                         (ix)   any Termination Event described in
     Section 5.1(d);

                         (x) any failure to vest and maintain vested in Buyer, or to transfer to Buyer, legal and equitable title to, and ownership of, the Receivables of such Originator and the Collections, and all of such

                                                      RECEIVABLES SALE AGREEMENT

     Originator's right, title and interest in the Related Security associated with the Receivables of such Originator, in each case, free and clear of any Adverse Claim;

                         (xi) the failure to have filed, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Receivable of such Originator and the Related Security and Collections with respect thereto, and the proceeds of any thereof, whether at the time of the Purchase or at any subsequent time;

                         (xii) any action or omission by such Originator which reduces or impairs the rights of Buyer with respect to any Receivable of such Originator or the value of any such Receivable;

                         (xiii) any attempt by any Person to void the Purchase hereunder under statutory provisions or common law or equitable action;

                         (xiv) the failure of any Receivable of such Originator included in the calculation of the Net Receivables Balance as an Eligible Receivable to be an Eligible Receivable at the time so included; and

                         (xv)   the Hedging Obligations.

          Section 6.2 Other Costs and Expenses. Each Originator shall be jointly and severally liable for, and shall reimburse Buyer on demand for, all costs and out-of-pocket expenses in connection with the preparation, negotiation, arrangement, execution, delivery and administration of this Agreement, the transactions contemplated hereby and the other documents to be delivered hereunder. Each Originator shall reimburse Buyer on demand for any and all costs and expenses of Buyer, if any, including reasonable counsel fees and expenses, in connection with the enforcement of this Agreement and the other documents delivered hereunder and in connection with any restructuring or workout of this Agreement or such documents, or the administration of this Agreement following a Termination Event.

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

                                                      RECEIVABLES SALE AGREEMENT

                                   ARTICLE VII
                                  MISCELLANEOUS

          Section 7.1 Waivers and Amendments.

               (a) No failure or delay on the part of Buyer (or its assigns) in exercising any power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other further exercise thereof or the exercise of any other power, right or remedy. The rights and remedies herein provided shall be cumulative and nonexclusive of any rights or remedies provided by law. Any waiver of this Agreement shall be effective only in the specific instance and for the specific purpose for which given.

               (b) No provision of this Agreement may be amended, supplemented, modified or waived except in writing signed by each Originator and Buyer and, to the extent required under the Purchase Agreement, the Agent and the Financial Institutions or the Required Financial Institutions.

          Section 7.2 Notices. All communications and notices provided for hereunder shall be in writing (including bank wire, telecopy or electronic facsimile transmission or similar writing) and shall be given to the other parties hereto at their respective addresses or telecopy numbers set forth on the signature pages hereof or at such other address or telecopy number as such Person may hereafter specify for the purpose of notice to each of the other parties hereto. Each such notice or other communication shall be effective (i) if given by telecopy, upon the receipt thereof, (ii) if given by mail, three (3) Business Days after the time such communication is deposited in the mail with first class postage prepaid or (iii) if given by any other means, when received at the address specified in this Section 7.2.

          Section 7.3 Protection of Ownership Interests of Buyer.

               (a) Each Originator agrees that from time to time, at its expense, it will promptly execute and deliver all instruments and documents, and take all actions, that may be necessary or desirable, or that Buyer (or its assigns) may request, to perfect, protect or more fully evidence the interest of Buyer hereunder and the Purchaser Interests, or to enable Buyer (or its assigns) to exercise and enforce their rights and remedies hereunder. Without limiting the foregoing, each Originator will, upon the request of Buyer (or its assigns), file such financing or continuation statements, or amendments thereto or assignments thereof, and execute and file such other instruments and documents, that may be necessary or desirable, or that Buyer (or its assigns) may reasonably request, to perfect, protect or evidence such interest of Buyer (or such Purchaser Interests). At any time, Buyer may, at the applicable Originator's sole cost and expense, direct such Originator to notify the

                                                      RECEIVABLES SALE AGREEMENT

Obligors of Receivables of such Originator of the ownership interests of Buyer under this Agreement and may also direct that payments of all amounts due or that become due under any or all Receivables be made directly to Buyer or its designee.

                    (b) If any Originator fails to perform any of its obligations hereunder, Buyer (or its assigns) may (but shall not be required to) perform, or cause performance of, such obligations, and Buyer's (or such assigns') costs and expenses incurred in connection therewith shall be payable by the Originators as provided in Section 6.2. Each Originator irrevocably authorizes Buyer (and its assigns) at any time and from time to time in the sole and absolute discretion of Buyer (or its assigns), and appoints Buyer (and its assigns) as its attorney(ies)-in-fact, to act on behalf of such Originator (i) to authorize and/or execute on behalf of such Originator as debtor and to file financing or continuation statements (and amendments thereto and assignments thereof) necessary or desirable in Buyer's (or its assigns') sole and absolute discretion to perfect and to maintain the perfection and priority of the interest of Buyer in the Receivables and (ii) to file a carbon, photographic or other reproduction of this Agreement or any financing statement with respect to the Receivables as a financing statement in such offices as Buyer (or its assigns) in their sole and absolute discretion deem necessary or desirable to perfect and to maintain the perfection and priority of Buyer's interests in the Receivables. This appointment is coupled with an interest and is irrevocable. The authorization by each Originator set forth in the second sentence of this
Section 7.3(b) is intended to meet all requirements for authorization by a debtor under Article 9 of any applicable enactment of the UCC, including without limitation, Section 9-509 thereof.

          Section 7.4   Confidentiality.

                    (a) Each Originator shall maintain and shall cause each of its employees and officers to maintain the confidentiality of this Agreement and the other confidential or proprietary information with respect to the Agent and each Purchaser and their respective businesses obtained by it or them in connection with the structuring, negotiating and execution of the transactions contemplated herein, except that such Originator and its officers and employees may disclose such information to such Originator's external accountants and attorneys and as required by any applicable law or order of any judicial or administrative proceeding.

                    (b) Anything herein to the contrary notwithstanding, each Originator hereby consents to the disclosure of any nonpublic information with respect to it (i) to Buyer, the Agent, the Financial Institutions or the Conduit by each other, (ii) by Buyer, the Agent or the Purchasers to any prospective or actual assignee or participant of any of them and (iii) by the Agent or any Purchaser to any rating agency, Funding Source, Commercial Paper dealer or provider of a surety, guaranty or credit or liquidity enhancement to any Company or any entity organized for the purpose of purchasing, or

                                                      RECEIVABLES SALE AGREEMENT

making loans secured by, financial assets for which Bank One acts as the administrative agent and to any officers, directors, employees, outside accountants and attorneys of any of the foregoing, provided each such Person is informed of, and agrees to maintain the confidential nature of, such information. In addition, the Purchasers and the Agent may disclose any such nonpublic information pursuant to any law, rule, regulation, direction, request or order of any judicial, administrative or regulatory authority or proceedings (whether or not having the force or effect of law).

                    (c) Buyer shall maintain and shall cause each of its employees and officers to maintain the confidentiality of this Agreement and the other confidential or proprietary information with respect to each Originator, the Obligors and their respective businesses obtained by it in connection with the due diligence evaluations, structuring, negotiating and execution of the Transaction Documents, and the consummation of the transactions contemplated herein and any other activities of Buyer arising from or related to the transactions contemplated herein provided, however, that each of Buyer and its employees and officers shall be permitted to disclose such confidential or proprietary information: (i) to the Agent and the other Purchasers, (ii) to any prospective or actual assignee or participant of the Agent or the other Purchasers, (iii) to any rating agency, Funding Source, provider of a surety, guaranty or credit or liquidity enhancement to Conduit, (iv) to any officers, directors, employees, outside accountants and attorneys of any of the foregoing, and (v) to the extent required pursuant to any applicable law, rule, regulation, direction, request or order of any judicial, administrative or regulatory authority or proceedings with competent jurisdiction (whether or not having the force or effect of law) so long as such required disclosure is made under seal to the extent permitted by applicable law or by rule of court or other applicable body.

          Section 7.5 Bankruptcy Petition. (a) Each Originator and Buyer each hereby covenants and agrees that, prior to the date that is one year and one day after the payment in full of all outstanding senior indebtedness of any Funding Source that is a special purpose bankruptcy remote entity or of the Conduit, it will not institute against, or join any other Person in instituting against, any such entity or the Conduit any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.

                    (b) Each Originator covenants and agrees that, prior to the date that is one year ad one day after the payment in full of all outstanding obligations of Buyer under the Purchase Agreement, it will not institute against, or join any other Person in instituting against, Buyer any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.

                                                      RECEIVABLES SALE AGREEMENT

          Section 7.6 Limitation of Liability. Except with respect to any claim arising out of the willful misconduct or gross negligence of the Conduit, the Agent or any Financial Institution, no claim may be made by any Originator or any other Person against the Conduit, the Agent or any Financial Institution or their respective Affiliates, directors, officers, employees, attorneys or agents for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement, or any act, omission or event occurring in connection therewith; and each Originator hereby waives, releases, and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

          Section 7.7 CHOICE OF LAW. THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS.

          Section 7.8 CONSENT TO JURISDICTION. EACH ORIGINATOR HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR ILLINOIS STATE COURT SITTING IN CHICAGO, ILLINOIS IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY DOCUMENT EXECUTED BY SUCH ORIGINATOR PURSUANT TO THIS AGREEMENT AND EACH ORIGINATOR HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF BUYER (OR ITS ASSIGNS) TO BRING PROCEEDINGS AGAINST ANY ORIGINATOR IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY ANY ORIGINATOR AGAINST BUYER (OR ITS ASSIGNS) OR ANY AFFILIATE THEREOF INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT OR ANY DOCUMENT EXECUTED BY SUCH ORIGINATOR PURSUANT TO THIS AGREEMENT SHALL BE BROUGHT ONLY IN A COURT IN CHICAGO, ILLINOIS.

          Section 7.9 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT, ANY DOCUMENT EXECUTED BY ANY

                                                      RECEIVABLES SALE AGREEMENT

ORIGINATOR PURSUANT TO THIS AGREEMENT OR THE RELATIONSHIP ESTABLISHED HEREUNDER OR THEREUNDER.

          Section 7.10  Integration; Binding Effect; Survival of Terms.

                    (a) This Agreement and each other Transaction Document contain the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof superseding all prior oral or written understandings.

                    (b) This Agreement shall be binding upon and inure to the benefit of each Originator and Buyer, and their respective successors and permitted assigns (including any trustee in bankruptcy). No Originator may assign any of its rights and obligations hereunder or any interest herein without the prior written consent of Buyer. Buyer may assign at any time its rights and obligations hereunder and interests herein to any other Person without the consent of any Originator. Without limiting the foregoing, each Originator acknowledges that Buyer, pursuant to the Purchase Agreement, may assign to the Agent, for the benefit of the Purchasers, its rights, remedies, powers and privileges hereunder and that the Agent may further assign such rights, remedies, powers and privileges to the extent permitted in the Purchase Agreement. Each Originator agrees that the Agent, as the assignee of Buyer, shall, subject to the terms of the Purchase Agreement, have the right to enforce this Agreement and to exercise directly all of Buyer's rights and remedies under this Agreement (including, without limitation, the right to give or withhold any consents or approvals of Buyer to be given or withheld hereunder) and each Originator agrees to cooperate fully with the Agent in the exercise of such rights and remedies. This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms and shall remain in full force and effect until terminated in accordance with its terms; provided, however, that the rights and remedies with respect to (i) any breach of any representation and warranty made by the Originators pursuant to Article II; (ii) the indemnification and payment provisions of Article VI; and (iii)
Section 7.5 shall be continuing and shall survive any termination of this Agreement.

          Section 7.11 Counterparts; Severability; Section References. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement. Any provisions of this Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Unless otherwise expressly

                                                      RECEIVABLES SALE AGREEMENT

indicated, all references herein to "Article," "Section," "Schedule" or "Exhibit" shall mean articles and sections of, and schedules and exhibits to, this Agreement.

          Section 7.12 Subordination. Each Originator shall have the right to receive, and Buyer shall make, any and all payments relating to any indebtedness, obligation or claim such Originator may from time to time hold or otherwise have against Buyer or any assets or properties of Buyer, whether arising hereunder or otherwise existing, provided that, after giving effect to any such payment, the aggregate Outstanding Balance of Receivables owned by Buyer at such time exceeds the sum of (a) the Aggregate Unpaids under the Purchase Agreement, plus (b) the aggregate outstanding principal balance of the Subordinated Loans. Each Originator hereby agrees that at any time during which the condition set forth in the proviso of the immediately preceding sentence shall not be satisfied, such Originator shall be subordinate in right of payment to the prior payment of any indebtedness or obligation of Buyer owing to the Agent or any Purchaser under the Purchase Agreement.

                            (Signature Page Follows)

                                                      RECEIVABLES SALE AGREEMENT

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers as of the date hereof.

                        PATTERSON DENTAL SUPPLY, INC.


                        By:    /s/ R. Stephen Armstrong
                        Name:  R. Stephen Armstrong
                        Title: Vice President and Treasurer

                        Address:     1031 Mendota Heights Road
                                     St. Paul, MN 55120

                                     Attn: Chief Financial Officer
                                     Facsimile: (651) 686-8984

                        WEBSTER VETERINARY SUPPLY, INC.


                        By:    /s/ R. Stephen Armstrong
                        Name:  R. Stephen Armstrong
                        Title: Vice President, Treasurer and Chief Financial
                               Officer

                        Address:     1031 Mendota Heights Road
                                     St. Paul, MN 55120

                                     Attn: Chief Financial Officer
                                     Facsimile: (651) 686-8984

                        PDC FUNDING COMPANY, LLC


                        By:    /s/ Jeffrey J. Stang
                        Name:  Jeffrey J. Stang
                        Title: Vice President and Treasurer

                        Address:     1031 Mendota Heights Road
                                     St. Paul, MN 55120

                                     Attn: Chief Financial Officer
                                     Facsimile: (651) 686-8984

                                                     RECEIVABLES SALES AGREEMENT

                                    Exhibit I

                                   Definitions

                  As used in this Agreement and the Exhibits, Schedules and Annexes thereto, capitalized terms have the meanings set forth in this Exhibit I (such meanings to be equally applicable to the singular and plural forms thereof). If a capitalized term is used in this Agreement, or any Exhibit, Schedule or Annex thereto, and not otherwise defined therein or in this Exhibit I, such term shall have the meaning assigned thereto in Exhibit I to the Purchase Agreement.

                  "Agent" has the meaning set forth in the Preliminary Statements to this Agreement.

                  "Agreement" means this Receivables Sale Agreement, as the same may be amended, restated, supplemented or otherwise modified from time to time.

                  "Buyer" has the meaning set forth in the preamble to this Agreement.

                  "Calculation Period" means each Fiscal Month or portion thereof which elapses during the term of this Agreement; provided, that the first Calculation Period shall commence on the date of the initial Purchase hereunder and end on the last day of the Fiscal Month ending thereafter and the final Calculation Period shall terminate on the Termination Date.

                  "Change of Control" means PDCo shall cease to own, directly or indirectly, 100% of the outstanding capital stock of any Originator.

                  "Credit and Collection Policy" means each Originator's credit and collection policies and practices relating to Contracts and Receivables existing on the date hereof and summarized in Exhibit V, as modified from time to time in accordance with the Agreement.

                  "Default Fee" means a per annum rate of interest equal to the sum of (i) the Prime Rate, plus (ii) 2% per annum.

                  "Dilutions" means, at any time, the aggregate amount of reductions or cancellations described in Section 1.3(a) of this Agreement.

                  "Discount Factor" means a percentage calculated to provide Buyer with a reasonable return on its investment in the Receivables of any Originator after taking account of (i) the time value of money based upon the anticipated dates of collection of the

                                                     RECEIVABLES SALES AGREEMENT

Receivables of such Originator and the cost to Buyer of financing its investment in such Receivables during such period and (ii) the risk of nonpayment by the Obligors. The Originator of such Receivables and Buyer may agree from time to time to change the Discount Factor based on changes in one or more of the items affecting the calculation thereof, provided that any change to the Discount Factor shall take effect as of the commencement of a Calculation Period, shall apply only prospectively and shall not affect the Purchase Price payment made prior to the Calculation Period during which such Originator and Buyer agree to make such change.

                  "Initial Cutoff Date" has the meaning set forth in Section 1.2(a).

                  "Material Adverse Effect" means a material adverse effect on
(i) the financial condition or operations of any Originator and its Subsidiaries, (ii) the ability of any Originator to perform its obligations under the Agreement or any other Transaction Document, (iii) the legality, validity or enforceability of the Agreement or any other Transaction Document,
(iv) any Originator's, Buyer's, the Agent's or any Purchaser's interest in the Receivables generally or in any significant portion of the Receivables, the Related Security or Collections with respect thereto, or (v) the collectibility of the Receivables generally or of any material portion of the Receivables.

                  "Net Value" means, as of any date of determination, an amount equal to the sum of (i) the aggregate Outstanding Balance of the Receivables at such time, minus (ii) the sum of (A) the Aggregate Capital outstanding at such time, plus (B) the Credit Enhancement.

                  "Net Worth" means, as of the last Business Day of each Calculation Period preceding any date of determination, the excess, if any, of
(a) the aggregate Outstanding Balance of the Receivables at such time, over (b) the sum of (i) the Aggregate Capital outstanding at such time, plus (ii) the aggregate outstanding principal balance of the Subordinated Loans (including any Subordinated Loan proposed to be made on the date of determination).

                  "Originated Receivable" means all indebtedness and other obligations owed to an Originator (at the time it arises, and before giving effect to any transfer or conveyance under this Agreement) or Buyer (after giving effect to the transfers under this Agreement) or in which an Originator or Buyer has a security interest or other interest, including, without limitation, any indebtedness, obligation or interest constituting an account, chattel paper, instrument or general intangible, arising in connection with the sale, licensing or financing of goods or the rendering of services by an Originator and further includes, without limitation, the obligation to pay any Finance Charges with respect thereto. Indebtedness and other rights and obligations arising from any one transaction, including, without limitation, indebtedness and other rights and obligations represented by an individual invoice, shall constitute an Originated Receivable separate from an Originated

                                    Exh. I-2

                                                     RECEIVABLES SALES AGREEMENT

Receivable consisting of the indebtedness and other rights and obligations arising from any other transaction; provided, further, that any indebtedness, rights or obligations referred to in the immediately preceding sentence shall be an Originated Receivable regardless or whether the account debtor or the Originator of such Originated Receivable treats such indebtedness, rights or obligations as a separate payment obligation.

                  "Originator" has the meaning set forth in the preamble to this Agreement.

                  "Potential Termination Event" means an event which, with the passage of time or the giving of notice, or both, would constitute a Termination Event.

                  "Purchase" means a purchase of Originated Receivables pursuant to Section 1.1(a) of this Agreement by Buyer from any Originator of such Originated Receivables and the Related Security and Collections related thereto, together with all related rights in connection therewith.

                  "Purchase Agreement" has the meaning set forth in the Preliminary Statements to this Agreement.

                  "Purchase Date" means any Business Day selected by an Originator and notified to Buyer in accordance with Section 1.1(a) of this Agreement on which a Purchase is to occur.

                  "Purchase Price" means, with respect to any Purchase from any Originator hereunder, the aggregate price to be paid by Buyer to such Originator for such Purchase in accordance with Section 1.2 for the Receivables of such Originator, Collections and Related Security being sold to Buyer, which price shall equal on any date (i) the product of (x) the Outstanding Balance of such Receivables on such date, multiplied by (y) one minus the Discount Factor in effect on such date, minus (ii) any Purchase Price Credits to be credited against the Purchase Price otherwise payable to such Originator in accordance with Section 1.3.

                  "Purchase Price Credit" has the meaning set forth in Section 1.3.

                  "Receivable" means, at any time, each and every Originated Receivable that has been identified for sale to the Buyer in any Sale Assignment (including all schedules thereto) delivered pursuant to Section 1.1(a)(ii) of this Agreement.

                  "Related Security" means, with respect to any Receivable of any Originator:

                                 (i) all of such Originator's interest in the Related Equipment or other inventory and goods (including returned or

                                    Exh. I-3

                                                     RECEIVABLES SALES AGREEMENT

         repossessed inventory or goods), if any, the sale, licensing or financing of which by such Originator gave rise to such Receivable, and all insurance contracts with respect thereto,

                              (ii) all other security interests or liens and property subject thereto from time to time, if any, purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, together with all financing statements and security agreements describing any collateral securing such Receivable,

                              (iii)  all guaranties, letters of credit,
         insurance, "supporting obligations" (within the meaning of Section 9-102(a) of the UCC of all applicable jurisdictions) and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Receivable whether pursuant to the Contract related to such Receivable or otherwise,

                              (iv) all service contracts and other contracts and agreements associated with such Receivable,

                              (v)    all Records related to such Receivable,

                              (vi) all of such Originator's right, title and interest in each Lock-Box, P.O. Box and each Collection Account, and any and all agreements related thereto, and

                              (vii)  all proceeds of any of the foregoing.

                  "Required Capital Amount" means, as of any date of determination, an amount equal to the sum of (i) the twenty-four month rolling average of Dilutions, plus (ii) the result obtained in the foregoing clause (i) of this definition, multiplied by 10%.

                  "Sale Assignment" means a sale assignment substantially in the form of Exhibit VII.

                  "Settlement Date" means, with respect to each Calculation Period, the date that is the 19/th/ calendar day (or, if such day is not a Business Day, then the first Business Day thereafter) of the month following such Calculation Period.

                  "Subordinated Loan" has the meaning set forth in Section
1.2(a).

                                    Exh. I-4

                                                     RECEIVABLES SALES AGREEMENT

                  "Subordinated Note" means a promissory note in substantially the form of Exhibit VI hereto as more fully described in Section 1.2, as the same may be amended, restated, supplemented or otherwise modified from time to time.

                  "Termination Date" means the earliest to occur of (i) the Facility Termination Date, (ii) the Business Day immediately prior to the occurrence of a Termination Event set forth in Section 5.1(d), (iii) the Business Day specified in a written notice from Buyer to Originator following the occurrence of any other Termination Event, and (iv) the date which is 5 Business Days after Buyer's receipt of written notice from Originator that it wishes to terminate the facility evidenced by this Agreement.

                  "Termination Event" has the meaning set forth in Section 5.1 of the Agreement.

                  "Transaction Documents" means, collectively, this Agreement, each Collection Account Agreement, each Sale Assignment, the Subordinated Notes and all other instruments, documents and agreements executed and delivered in connection herewith.

                  All accounting terms not specifically defined herein shall be construed in accordance with GAAP. All terms used in Article 9 of the UCC in the State of Illinois, and not specifically defined herein, are used herein as defined in such Article 9.
                                    Exh. I-5